Exhibit 99.1

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, Announces 2021 Fourth Quarter Results

New York (March 2, 2022): Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, (the “Company”) (NASDAQ: PDLB), the financial holding company for Ponce Bank (the “Bank”), reported net income of $15.0 million, or $0.90 per basic share and $0.89 per diluted share, for the fourth quarter of 2021, compared to net income of $2.1 million, or $0.12 per basic and diluted share, for the prior quarter and net income of $1.6 million, or $0.10 per basic and diluted share, for the fourth quarter of 2020.

Fourth Quarter Highlights

•	Net interest income of $16.8 million for the fourth quarter increased $1.3 million, or 8.7%, from the prior quarter and $5.1 million, or 43.8%, from the same quarter last year.
•

Income before income taxes of $19.2 million for the fourth quarter increased $15.9 million, or 470.4%, from the prior quarter and $17.1 million, or 810.2%, from the same quarter last year. Included in the fourth quarter was a net gain of $15.4 million resulting from the sale of real properties.

•	Average cost of interest-bearing deposits was 0.51% for the fourth quarter, a decrease from 0.58% for the prior quarter and from 0.94% for the same quarter last year.
•	Net interest margin was 4.51% for the fourth quarter, an increase from 4.13% for the prior quarter and from 3.78% for the same quarter last year.
•	Net interest rate spread was 4.32% for the fourth quarter, an increase from 3.92% for the prior quarter and from 3.50% for the same quarter last year.
•	Efficiency ratio was 44.10% for the fourth quarter compared to 78.89% for the prior quarter and 84.71% for the same quarter last year.
•	Non-performing loans of $11.4 million as of December 31, 2021 decreased $240,000 year-over-year and was 0.87% of total gross loans receivable at December 31, 2021.
•	Net loans receivable were $1.31 billion at December 31, 2021, an increase of $146.4 million, or 12.6%, from December 31, 2020.
•	Deposits were $1.20 billion at December 31, 2021, an increase of $175.1 million, or 17.0%, from December 31, 2020.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, President & CEO, stated that “2021 was truly a transformational year, thanks to the efforts of our people and the leadership of our Board of Directors: we raised over $132.0 million in additional capital through our conversion and reorganization; we realized approximately $20.0 million in net gain while freeing up approximately $40.0 million in investable funds through our sale-and-leaseback initiative; we provided $261.6 million in PPP loans to over 5,000 small businesses in our hard-hit communities; and we had record earnings. Now, as we consider additional capital from ECIP funding, we are poised to deliver further and farther on our core mission: using our resources to provide impactful financial services to underserved but deserving communities while building value for our stakeholders.”

Executive Chairman’s Comments

Steven A. Tsavaris, Executive Chairman, noted that “from our humble beginnings in the turbulent South Bronx over 60 years ago, we have survived and flourished. In 2021 we reached critical milestones: our strongest-ever capital position – and getting even stronger; our largest loan portfolio at $1.3 billion; our impeccable asset quality; and, our improved loan origination capabilities. Now, as Ponce Financial Group, we will continue to responsibly deploy our capital.”

Loan Payment Deferrals

As of December 31, 2021, four loans in the amount of $8.0 million remained in forbearance as a result of renewed forbearance. Of the four loans receiving renewed forbearance, one loan in the amount of $6.6 million is related to construction real estate, two loans, totaling $1.0 million are related to one-to-four family residential real estate and one loan in the amount of $391,000 is related to non-residential properties. All of these loans had been performing in accordance with their contractual obligations prior to the granting of the initial forbearance.

Results of Operations Summary

Net income for the three months ended December 31, 2021 was $15.0 million, compared to $2.1 million of net income for the three months ended September 30, 2021 and $1.6 million of net income for the three months ended December 31, 2020.

The $12.9 million increase in net income for the three months ended December 31, 2021 compared to the three months ended September 30, 2021 was due substantially to an increase of $15.9 million in non-interest income primarily resulting from an increase of $15.4 million in gains, net of expenses, on sale of real properties. The increase in net income was also attributable to an increase of $1.3 million in net interest income, offset by increases of $2.9 million in provision for income taxes, $1.1 million in non-interest expense and $301,000 in provision for loan losses.

The $13.4 million increase in net income for the three months ended December 31, 2021 compared to the three months ended December 31, 2020 was due substantially to an increase of $14.4 million in non-interest income primarily resulting from an increase of $15.4 million in gains, net of expenses, on sale of real properties, offset by a $1.5 million decrease in income on sale of mortgage loans. The increase in net income was also attributable to an increase of $5.1 million in net interest income, offset by increases of $3.8 million in provision for income taxes, $1.9 million in non-interest expense and $467,000 in provision for loan losses.

Net income for the year ended December 31, 2021 was $25.4 million, compared to $3.9 million of net income for the year ended December 31, 2020. The change from the year ended December 31, 2020 is primarily due to a $21.4 million increase in non-interest income resulting from increases of $16.1 million in gains, net of expenses, on sale of real properties, $2.1 million in loan origination fees and $1.1 million in sale of mortgage loans. The increase in net income was also attributable to a $16.9 million increase in net interest income, offset by increases of $9.6 million in non-interest expense, $6.8 million in provision for income taxes and a $274,000 in provision for loan losses.

Net interest income for the three months ended December 31, 2021 was $16.8 million, an increase of $1.3 million, or 8.7%, compared to the three months ended September 30, 2021 and an increase of $5.1 million, or 43.8%, compared to the three months ended December 31, 2020. The increase of $1.3 million in net interest income for the three months ended December 31, 2021 compared to the three months ended September 30, 2021 was attributable to an increase of $1.2 million in interest and dividend income and a decrease of $115,000 in interest expense. The increase of $5.1 million in net interest income for the three months ended December 31, 2021 compared to the three months ended December 31, 2020 was attributable to an increase of $4.3 million in interest and dividend income and a decrease of $769,000 in interest expense.

Net interest income for the year ended December 31, 2021 was $58.8 million, an increase of $16.9 million, or 40.2%, compared to the year ended December 31, 2020. The increase in net interest income was attributable to an increase of $13.8 million in interest and dividend income and a decrease of $3.1 million in interest expense.

Net interest margin was 4.51% for the three months ended December 31, 2021, an increase of 38 basis points from 4.13% for the three months ended September 30, 2021 and an increase of 73 basis points from 3.78% for the three months ended December 31, 2020.

Net interest rate spread increased by 40 basis points to 4.32% for the three months ended December 31, 2021 from 3.92% for the three months ended September 30, 2021 and increased by 82 basis points from 3.50% for the three months ended December 31, 2020. The increase in the net interest rate spread for the three months ended December 31, 2021 compared to the three months ended September 30, 2021 was primarily due to an increase in the average yields on interest-earning assets of 35 basis points to 5.01% for the three months ended December 31, 2021 from 4.66% for the three months ended September 30, 2021, and a decrease on the average rates on interest-bearing liabilities of 5 basis points to 0.69% for the three months ended December 31, 2021 from 0.74% for the three months ended September 30, 2021. The increase in the net interest rate spread for the three months ended December 31, 2021 compared to the three months ended December 31, 2020 was primarily due to an increase in the average yields on interest-earning assets of 38 basis points to 5.01% for the three months ended December 31, 2021 from 4.63% for the three months ended December 31, 2020 and by a decrease on the average rates on interest-bearing liabilities of 44 basis points to 0.69% for the three months ended December 31, 2021 from 1.13% for the three months ended December 31, 2020.

Non-interest income increased $15.9 million to $19.2 million for the three months ended December 31, 2021 from $3.2 million for the three months ended September 30, 2021 and increased $14.4 million from $4.8 million for the three months ended December 31, 2020. Excluding the $15.4 million gain, net of expense, from sale of real properties, non-interest income increased $504,000 to $3.7 million for the three months ended December 31, 2021 compared to the three months ended September 30, 2021 and decreased $1.1 million compared to the three months ended December 31, 2020.

The increase of $15.9 million in non-interest income for the three months ended December 31, 2021 compared to the three months ended September 30, 2021 was due to increases of $15.4 million in gain, net of expenses, from the sale of real properties recognized in the fourth quarter of 2021, $261,000 in loan origination fees, $131,000 in brokerage commissions, $119,000 in income on sale of mortgage loans, $12,000 in other non-interest income and $7,000 in late and prepayment charges offset by a decrease of $26,000 in service charges and fees.

The increase of $14.4 million in non-interest income for the three months ended December 31, 2021 compared to the three months ended December 31, 2020 was primarily due to increases of $15.4 million in gain, net of expenses, from the sale of real properties recognized in the fourth quarter of 2021, $255,000 in late and prepayment charges, $230,000 in loan origination fees, $205,000 in service charges and fees, offset by decreases of $1.5 million in income on sale of mortgage, $243,000 in other non-interest income, and $54,000 in brokerage commissions.

Non-interest income increased $21.4 million to $34.6 million for the year ended December 31, 2021 from $13.2 million for the year ended December 31, 2020. The increase in non-interest income for the year ended December 31, 2021 compared to the year ended December 31, 2020 was primarily due to increases of $16.1 million in gain, net of expenses, from the sale of real properties, $2.1 million in loan origination fees and $1.1 million on sale of mortgage loans. Other increases include $849,000 in late and prepayment charges, $765,000 in service charges and fees, $350,000 in brokerage commissions and $92,000 in other non-interest income. Excluding the $16.1 million increase in gain, net of expense, from the sale of real properties, non-interest income increased $5.3 million to $14.4 million for the year ended December 31, 2021 compared to $9.1 million for the year ended December 31, 2020.

Non-interest expense increased $1.1 million, or 7.6%, to $15.9 million for the three months ended December 31, 2021, from $14.7 million for the three months ended September 30, 2021 and increased $1.9 million from $14.0 million for the three months ended December 31, 2020.

The increase of $1.1 million in non-interest expense for the three months ended December 31, 2021, compared to the three months ended September 30, 2021, was attributable to an increase of $532,000 in compensation and benefits, primarily attributable to $700,000 of ESOP expenses attributable to an additional 48,250 shares to be released as of December 31, 2021, offset by decreases of $102,000 in bonuses and $111,000 in employer’s portion of social security. Other increases in non-interest expense were $353,000 in other operating expenses, $336,000 in direct loan expenses, $158,000 in occupancy and equipment, offset by a decrease of $146,000 in data processing expenses.

The increase of $1.9 million in non-interest expense for the three months ended December 31, 2021, compared to the three months ended December 31, 2020 primarily reflects increases of $433,000 in direct loan expenses, $432,000 in other operating expenses, $321,000 in occupancy and equipment, $193,000 in data processing expenses, $167,000 in office supplies, telephone and postage, $167,000 in professional fees and $113,000 in compensation and benefits. The $113,000 increase in compensation and benefits was primarily attributable to $748,000 of ESOP expenses of which $700,000 was attributable to an additional 48,250 shares to be released as of December 31, 2021, offset by decreases of $463,000 in bonuses and $109,000 in employer’s portion of social security.

Non-interest expense increased $9.6 million, or 20.2%, to $57.1 million for the year ended December 31, 2021, compared to $47.5 million for the year ended December 31, 2020. The increase in non-interest expense for the year ended December 31, 2021, compared to the year ended December 31, 2020 was attributable to increases of $2.4 million in direct loan expenses, $1.8 million in occupancy and equipment, $1.6 million in professional fees, primarily due to an increase in consulting expenses related to a third-party service provider that provided loan origination services related to PPP loans and $1.2 million in compensation and benefits. Other increases in non-interest expense include $1.2 million in other operating expenses, $878,000 in data processing expenses, $655,000 in office supplies, telephone and postage and $113,000 in regulatory dues, offset by a decrease of $282,000 in marketing and promotional expenses. The $1.2 million increase in compensation and benefits was primarily attributable to $867,000 of ESOP expenses of which $700,000 was attributable to an additional 48,250 shares to be released as of December 31, 2021 and $334,000 in bonuses.

Balance Sheet Summary

Total assets increased $298.3 million, or 22.0%, to $1.65 billion at December 31, 2021 from $1.36 billion at December 31, 2020. The increase in total assets is attributable to increases of $146.4 million in net loans receivable, including $51.4 million net increase in PPP loans, $95.8 million in available-for-sale securities, $81.8 million in cash and cash equivalents, $7.5 million in other assets and $966,000 in accrued interest receivable. The increase in total assets was reduced by decreases of $19.6 million in mortgage loans held for sale, at fair value, $12.4 million, net, in premises and equipment, $836,000 in deferred tax assets, $809,000 in held-to-maturity securities, $425,000 in FHLBNY stock, and $249,000 in placement with banks.

Total liabilities increased $268.6 million, or 22.5%, to $1.46 billion at December 31, 2021 from $1.20 billion at December 31, 2020. The increase in total liabilities was mainly attributable to increases of $175.1 million in deposits, of which $122.0 million were related to conversion and reorganization, $638,000 in advance payments by borrowers for taxes and insurance and $168,000 in accrued interest payable, offset by decreases of $14.9 million in warehouse lines of credit, $11.0 million in advances from FHLBNY and others, $2.0 in other liabilities and $1.5 million of mortgage loan fundings payable.

Total stockholders’ equity increased $29.7 million, or 18.6%, to $189.3 million at December 31, 2021 from $159.5 million at December 31, 2020. This increase in stockholders’ equity was mainly attributable to $25.4 million in net income, $3.1 million in net treasury stock activity, related to PDL Community Bancorp, $1.4 million related to share-based compensation and $1.3 million related to the Company’s ESOP, offset by $1.6 million related to unrealized loss on available-for-sale securities.

Pursuant to the conversion and reorganization, PDL Community Bancorp treasury stock was extinguished on January 27, 2022. The Ponce Financial Group, Inc. has no treasury stock.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the financial holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in PDL Community Bancorp’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
ASSETS
Cash and due from banks:
Cash	$98,954	$29,365	$32,541	$13,551	$26,936
Interest-bearing deposits in banks	54,940	33,673	33,551	76,571	45,142
Total cash and cash equivalents	153,894	63,038	66,092	90,122	72,078
Available-for-sale securities, at fair value	113,346	104,358	48,536	30,929	17,498
Held-to-maturity securities, at amortized cost	934	1,437	1,720	1,732	1,743
Placement with banks	2,490	2,490	2,739	2,739	2,739
Mortgage loans held for sale, at fair value	15,836	13,930	15,308	13,725	35,406
Loans receivable, net	1,305,078	1,302,238	1,343,578	1,230,458	1,158,640
Accrued interest receivable	12,362	13,360	13,134	12,547	11,396
Premises and equipment, net	19,617	34,081	34,057	33,625	32,045
Federal Home Loan Bank of New York stock (FHLBNY), at cost	6,001	6,001	6,156	6,057	6,426
Deferred tax assets	3,820	4,826	5,493	4,569	4,656
Other assets	20,132	14,793	10,837	7,204	12,604
Total assets	$1,653,510	$1,560,552	$1,547,650	$1,433,707	$1,355,231
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,204,716	$1,249,261	$1,236,161	$1,138,546	$1,029,579
Accrued interest payable	228	238	55	66	60
Advance payments by borrowers for taxes and insurance	7,657	9,118	7,682	9,264	7,019
Advances from the FHLBNY and others	106,255	106,255	109,255	109,255	117,255
Warehouse lines of credit	15,090	11,261	13,084	11,664	29,961
Mortgage loan fundings payable	—	1,136	743	676	1,483
Second step liabilities	122,000	—	—	—	—
Other liabilities	8,308	9,396	8,780	3,032	10,330
Total liabilities	1,464,254	1,386,665	1,375,760	1,272,503	1,195,687
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized	185	185	185	185	185
Treasury stock, at cost	(13,687)	(15,069)	(15,069)	(19,285)	(18,114)
Additional paid-in-capital	85,601	86,360	85,956	85,470	85,105
Retained earnings	122,956	107,977	105,925	99,993	97,541
Accumulated other comprehensive income	(1,456)	(621)	(41)	28	135
Unearned compensation ─ ESOP	(4,343)	(4,945)	(5,066)	(5,187)	(5,308)
Total stockholders' equity	189,256	173,887	171,890	161,204	159,544
Total liabilities and stockholders' equity	$1,653,510	$1,560,552	$1,547,650	$1,433,707	$1,355,231

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Interest and dividend income:
Interest on loans receivable	$18,013	$16,991	$15,603	$14,925	$14,070
Interest on deposits due from banks	7	9	2	2	10
Interest and dividend on securities and FHLBNY stock	632	425	239	250	233
Total interest and dividend income	18,652	17,425	15,844	15,177	14,313
Interest expense:
Interest on certificates of deposit	907	1,010	1,108	1,219	1,422
Interest on other deposits	309	354	382	382	448
Interest on borrowings	654	621	622	684	769
Total interest expense	1,870	1,985	2,112	2,285	2,639
Net interest income	16,782	15,440	13,732	12,892	11,674
Provision for loan losses	873	572	586	686	406
Net interest income after provision for loan losses	15,909	14,868	13,146	12,206	11,268
Non-interest income:
Service charges and fees	468	494	366	329	263
Brokerage commissions	401	270	430	223	455
Late and prepayment charges	336	329	298	244	81
Income on sale of mortgage loans	1,294	1,175	1,288	1,508	2,748
Loan origination	886	625	971	539	656
Gain on sale of real property	15,431	—	4,176	663	—
Other	353	341	812	387	596
Total non-interest income	19,169	3,234	8,341	3,893	4,799
Non-interest expense:
Compensation and benefits	6,959	6,427	4,212	5,664	6,846
Occupancy and equipment	3,007	2,849	2,838	2,634	2,686
Data processing expenses	771	917	733	594	578
Direct loan expenses	1,032	696	1,151	1,009	599
Insurance and surety bond premiums	149	147	143	146	166
Office supplies, telephone and postage	552	626	467	409	385
Professional fees	1,700	1,765	2,902	1,262	1,533
Marketing and promotional expenses	69	51	48	38	—
Directors fees	80	67	69	69	69
Regulatory dues	69	74	120	60	59
Other operating expenses	1,466	1,113	958	1,030	1,034
Total non-interest expense	15,854	14,732	13,641	12,915	13,955
Income before income taxes	19,224	3,370	7,846	3,184	2,112
Provision for income taxes	4,245	1,318	1,914	732	484
Net income	$14,979	$2,052	$5,932	$2,452	$1,628
Earnings per share:
Basic	$0.90	$0.12	$0.35	$0.15	$0.10
Diluted	$0.89	$0.12	$0.35	$0.15	$0.10
Weighted average shares outstanding:
Basic	16,864,929	16,823,731	16,737,037	16,548,196	16,558,576
Diluted	16,924,785	16,914,833	16,773,606	16,548,196	16,558,576

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2021	2020	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$65,532	$52,389	$13,143	25.09%
Interest on deposits due from banks	20	84	(64)	(76.19%)
Interest and dividend on securities and FHLBNY stock	1,546	866	680	78.52%
Total interest and dividend income	67,098	53,339	13,759	25.80%
Interest expense:
Interest on certificates of deposit	4,244	6,576	(2,332)	(35.46%)
Interest on other deposits	1,427	2,174	(747)	(34.36%)
Interest on borrowings	2,581	2,619	(38)	(1.45%)
Total interest expense	8,252	11,369	(3,117)	(27.42%)
Net interest income	58,846	41,970	16,876	40.21%
Provision for loan losses	2,717	2,443	274	11.22%
Net interest income after provision for loan losses	56,129	39,527	16,602	42.00%
Non-interest income:
Service charges and fees	1,657	892	765	85.76%
Brokerage commissions	1,324	974	350	35.93%
Late and prepayment charges	1,207	358	849	237.15%
Income on sale of mortgage loans	5,265	4,120	1,145	27.79%
Loan origination	3,021	925	2,096	226.59%
Gain on sale of real property	20,270	4,177	16,093	385.28%
Other	1,893	1,801	92	5.11%
Total non-interest income	34,637	13,247	21,390	161.47%
Non-interest expense:
Compensation and benefits	23,262	22,053	1,209	5.48%
Occupancy and equipment	11,328	9,564	1,764	18.44%
Data processing expenses	3,015	2,137	878	41.09%
Direct loan expenses	3,888	1,447	2,441	168.69%
Insurance and surety bond premiums	585	553	32	5.79%
Office supplies, telephone and postage	2,054	1,399	655	46.82%
Professional fees	7,629	6,049	1,580	26.12%
Marketing and promotional expenses	206	488	(282)	(57.79%)
Directors fees	285	276	9	3.26%
Regulatory dues	323	210	113	53.81%
Other operating expenses	4,567	3,363	1,204	35.80%
Total non-interest expense	57,142	47,539	9,603	20.20%
Income before income taxes	33,624	5,235	28,389	542.29%
Provision for income taxes	8,209	1,382	6,827	493.99%
Net income	$25,415	$3,853	$21,562	559.62%
Earnings per share:
Basic	$1.52	$0.23	N/A	N/A
Diluted	$1.51	$0.23	N/A	N/A
Weighted average shares outstanding:
Basic	16,744,561	16,673,193	N/A	N/A
Diluted	16,791,443	16,682,584	N/A	N/A

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Performance Ratios:
Return on average assets (1)	3.69%	0.52%	1.59%	0.72%	0.50%
Return on average equity (1)	31.46%	4.59%	13.95%	6.16%	4.03%
Net interest rate spread (1) (2)	4.32%	3.92%	3.60%	3.76%	3.50%
Net interest margin (1) (3)	4.51%	4.13%	3.84%	4.00%	3.78%
Non-interest expense to average assets (1)	3.90%	3.72%	3.65%	3.82%	4.29%
Efficiency ratio (4)	44.10%	78.89%	61.80%	76.94%	84.71%
Average interest-earning assets to average interest- bearing liabilities	138.10%	138.89%	140.13%	133.25%	132.04%
Average equity to average assets	11.71%	11.27%	11.37%	11.77%	12.44%
Capital Ratios:
Total capital to risk weighted assets (bank only)	17.23%	16.15%	16.08%	15.80%	15.95%
Tier 1 capital to risk weighted assets (bank only)	15.98%	14.90%	14.83%	14.54%	14.70%
Common equity Tier 1 capital to risk-weighted assets (bank only)	15.98%	14.90%	14.83%	14.54%	14.70%
Tier 1 capital to average assets (bank only)	10.95%	9.98%	10.22%	10.78%	11.19%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.24%	1.21%	1.16%	1.24%	1.27%
Allowance for loan losses as a percentage of nonperforming loans	142.90%	157.17%	175.63%	126.07%	127.28%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.18%)	(0.13%)	(0.07%)	(0.02%)	0.03%
Non-performing loans as a percentage of total gross loans	0.87%	0.77%	0.66%	0.99%	1.00%
Non-performing loans as a percentage of total assets	0.69%	0.65%	0.58%	0.86%	0.86%
Total non-performing assets as a percentage of total assets	0.69%	0.65%	0.58%	0.86%	0.86%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.07%	1.05%	1.01%	1.32%	1.35%
Other:
Number of offices	19	19	19	20	20
Number of full-time equivalent employees	217	230	231	236	227

(1)	Annualized where appropriate.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Loan Portfolio

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2021		2021		2021		2021		2020
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$317,304	24.01%	$319,346	24.14%	$325,409	23.83%	$317,895	25.51%	$319,596	27.27%
Owner-Occupied	96,947	7.33%	97,493	7.37%	98,839	7.24%	99,985	8.02%	98,795	8.43%
Multifamily residential	348,300	26.34%	317,575	24.01%	318,579	23.33%	315,078	25.28%	307,411	26.23%
Nonresidential properties	239,691	18.13%	211,075	15.96%	211,181	15.46%	215,340	17.28%	218,929	18.68%
Construction and land	134,651	10.19%	133,130	10.07%	125,265	9.17%	119,339	9.57%	105,858	9.03%
Total mortgage loans	1,136,893	86.00%	1,078,619	81.55%	1,079,273	79.02%	1,067,637	85.66%	1,050,589	89.64%
Non-mortgage loans:
Business loans (1)	150,512	11.38%	207,859	15.72%	253,935	18.59%	142,135	11.40%	94,947	8.10%
Consumer loans (2)	34,693	2.62%	36,095	2.73%	32,576	2.39%	36,706	2.94%	26,517	2.26%
Total non-mortgage loans	185,205	14.00%	243,954	18.45%	286,511	20.98%	178,841	14.34%	121,464	10.36%
Total loans, gross	1,322,098	100.00%	1,322,573	100.00%	1,365,784	100.00%	1,246,478	100.00%	1,172,053	100.00%

Net deferred loan origination costs	(668)		(4,327)		(6,331)		(512)		1,457
Allowance for losses on loans	(16,352)		(16,008)		(15,875)		(15,508)		(14,870)

Loans, net	$1,305,078		$1,302,238		$1,343,578		$1,230,458		$1,158,640

(1)

As of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, business loans include $136.8 million, $195.9 million, $241.5 million, $132.5 million, and $85.3 million, respectively, of PPP loans.

(2)

As of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, consumer loans include $33.9 million, $35.5 million, $32.0 million, $35.9 million and $25.5 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain Technologies, LLC.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Deposits

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2021		2021		2021		2021		2020
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$274,956	22.83%	$297,777	23.85%	$320,404	25.91%	$242,255	21.28%	$189,855	18.44%
Interest-bearing deposits:
NOW/IOLA accounts	35,280	2.93%	28,025	2.24%	28,996	2.35%	32,235	2.83%	39,296	3.82%
Money market accounts	186,893	15.51%	199,758	15.99%	172,925	13.99%	157,271	13.81%	136,258	13.23%
Reciprocal deposits	143,221	11.89%	147,226	11.79%	151,443	12.25%	137,402	12.07%	131,363	12.76%
Savings accounts	134,887	11.20%	142,851	11.43%	130,430	10.55%	130,211	11.44%	125,820	12.22%
Total NOW, money market, reciprocal and savings accounts	500,281	41.53%	517,860	41.45%	483,794	39.14%	457,119	40.15%	432,737	42.03%
Certificates of deposit of $250K or more	78,454	6.51%	70,996	5.68%	74,941	6.06%	77,418	6.80%	78,435	7.62%
Brokered certificates of deposit (2)	79,320	6.58%	83,505	6.68%	83,506	6.76%	86,004	7.55%	52,678	5.12%
Listing service deposits (2)	66,411	5.51%	66,340	5.31%	66,518	5.38%	61,133	5.37%	39,476	3.83%
All other certificates of deposit less than $250K	205,294	17.04%	212,783	17.03%	206,998	16.75%	214,617	18.85%	236,398	22.96%
Total certificates of deposit	429,479	35.64%	433,624	34.70%	431,963	34.95%	439,172	38.57%	406,987	39.53%
Total interest-bearing deposits	929,760	77.17%	951,484	76.15%	915,757	74.09%	896,291	78.72%	839,724	81.56%
Total deposits	$1,204,716	100.00%	$1,249,261	100.00%	$1,236,161	100.00%	$1,138,546	100.00%	$1,029,579	100.00%

(1)	Included in demand deposits are deposits related to net PPP funding.
(2)

As of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, there were $29.0 million, $28.9 million, $28.9 million, $28.8 million and $27.0 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	December 31,	September 31,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,349	$1,669	$1,983	$2,907	$2,808
Owner occupied	1,284	1,090	1,593	1,585	1,053
Multifamily residential	1,200	2,577	955	946	946
Nonresidential properties	2,163	1,388	1,408	3,761	3,776
Construction and land	917	922	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing troubled debt restructured loans)	$8,913	$7,646	$5,939	$9,199	$8,583

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$234	$238	$242	$246	$249
Owner occupied	2,196	2,200	2,199	2,195	2,197
Multifamily residential	—	—	—	—	—
Nonresidential properties	100	101	659	661	654
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	2,530	2,539	3,100	3,102	3,100
Total non-accrual loans	$11,443	$10,185	$9,039	$12,301	$11,683
Total non-performing assets	$11,443	$10,185	$9,039	$12,301	$11,683

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,089	$3,121	$3,347	$3,362	$3,378
Owner occupied	2,374	2,396	2,431	2,466	2,505
Multifamily residential	—	—	—	—	—
Nonresidential properties	732	738	755	750	754
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$6,195	$6,255	$6,533	$6,578	$6,637
Total non-performing assets and accruing troubled debt restructured loans	$17,638	$16,440	$15,572	$18,879	$18,320
Total non-performing loans to total gross loans	0.87%	0.77%	0.66%	0.99%	1.00%
Total non-performing assets to total assets	0.69%	0.65%	0.58%	0.86%	0.86%
Total non-performing assets and accruing troubled debt restructured loans to total assets	1.07%	1.05%	1.01%	1.32%	1.35%

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Average Balance Sheets

	For the Three Months Ended December 31,
	2021			2020
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,320,635	$18,013	5.41%	$1,164,323	$14,070	4.81%
Securities (3)	113,826	566	1.97%	17,205	154	3.56%
Other (4)	43,346	73	0.67%	47,541	89	0.74%
Total interest-earning assets	1,477,807	18,652	5.01%	1,229,069	14,313	4.63%
Non-interest-earning assets	134,798			63,771
Total assets	$1,612,605			$1,292,840
Interest-bearing liabilities:
NOW/IOLA	$29,771	$16	0.21%	$30,752	$36	0.47%
Money market	340,334	259	0.30%	247,669	372	0.60%
Savings	137,383	33	0.10%	123,518	39	0.13%
Certificates of deposit	433,571	907	0.83%	391,107	1,422	1.45%
Total deposits	941,059	1,215	0.51%	793,046	1,869	0.94%
Advance payments by borrowers	10,361	1	0.04%	9,168	1	0.04%
Borrowings	118,692	654	2.19%	128,617	769	2.38%
Total interest-bearing liabilities	1,070,112	1,870	0.69%	930,831	2,639	1.13%
Non-interest-bearing liabilities:
Non-interest-bearing demand	320,074	—		192,542	—
Other non-interest-bearing liabilities	33,506	—		8,623	—
Total non-interest-bearing liabilities	353,580	—		201,165	—
Total liabilities	1,423,692	1,870		1,131,996	2,639
Total equity	188,913			160,844
Total liabilities and total equity	$1,612,605		0.69%	$1,292,840		1.13%
Net interest income		$16,782			$11,674
Net interest rate spread (5)			4.32%			3.50%
Net interest-earning assets (6)	$407,695			$298,238
Net interest margin (7)			4.51%			3.78%
Average interest-earning assets to interest-bearing liabilities			138.10%			132.04%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Average Balance Sheets

	For the Years Ended December 31,
	2021			2020
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$1,312,505	$65,532	4.99%	$1,068,785	$52,389	4.90%
Securities (2)	62,908	1,267	2.01%	16,473	515	3.13%
Other (3)	51,156	299	0.58%	53,683	435	0.81%
Total interest-earning assets	1,426,569	67,098	4.70%	1,138,941	53,339	4.68%
Non-interest-earning assets	89,152			56,415
Total assets	$1,515,721			$1,195,356
Interest-bearing liabilities:
NOW/IOLA	$30,851	$109	0.35%	$29,792	$153	0.51%
Money market	310,611	1,168	0.38%	207,454	1,869	0.90%
Savings	133,244	146	0.11%	118,956	148	0.12%
Certificates of deposit	430,164	4,244	0.99%	379,276	6,576	1.73%
Total deposits	904,870	5,667	0.63%	735,478	8,746	1.19%
Advance payments by borrowers	10,106	4	0.04%	8,463	4	0.05%
Borrowings	121,319	2,581	2.13%	121,193	2,619	2.16%
Total interest-bearing liabilities	1,036,295	8,252	0.80%	865,134	11,369	1.31%
Non-interest-bearing liabilities:
Non-interest-bearing demand	287,008	—		164,555	—
Other non-interest-bearing liabilities	17,763	—		6,603	—
Total non-interest-bearing liabilities	304,771	—		171,158	—
Total liabilities	1,341,066	8,252		1,036,292	11,369
Total equity	174,655			159,064
Total liabilities and total equity	$1,515,721		0.80%	$1,195,356		1.31%
Net interest income		$58,846			$41,970
Net interest rate spread (4)			3.90%			3.37%
Net interest-earning assets (5)	$390,274			$273,807
Net interest margin (6)			4.13%			3.69%
Average interest-earning assets to
interest-bearing liabilities			137.66%			131.65%

(1)	Loans include loans and mortgage loans held for sale, at fair value.
(2)	Securities include available-for-sale securities and held-to-maturity securities.
(3)	Includes FHLBNY demand account and FHLBNY stock dividends.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, and Subsidiaries

Other Data

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Other Data
Common shares issued	18,463,028	18,463,028	18,463,028	18,463,028	18,463,028
Less treasury shares	1,037,041	1,132,086	1,135,086	1,444,776	1,337,059
Common shares outstanding at end of period	17,425,987	17,330,942	17,327,942	17,018,252	17,125,969

Book value per share	$10.86	$10.03	$9.92	$9.47	$9.32
Tangible book value per share	$10.86	$10.03	$9.92	$9.47	$9.32